UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

Maquia Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40380	85-4283150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Biscayne Boulevard, Suite 2406

Miami, FL 33132

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 608-1395

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MAQCU	OTC
Class A Common Stock, par value $0.0001 per share	MAQCU	OTC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	MAQCU	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2024, Maquia Capital Acquisition Corporation, a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from August 7, 2024 to January 7, 2025 (or such earlier date as determined by the Board) (the “Extension Amendment Proposal”). The Extension Amendment Proposal, inadvertently, due to scriveror’s error, recited January 7th, 2025 as the date by which the initial business combination must be consummated. The Maquia Board of Directors, however, had alway intended that February 7th, 2025 be the outside extension date for the consummation of the business combination. As a result when the Company filed it's Pre 14A proxy materials on January 10, 2025, it corrected the extension date to February 7, 2025. However, the SEC January 15, 2025 comment letter in response to the January 10, 2025 Pre 14A rejected to filing and determined the Company should liquidate and return funds to investors. The Company believes the SEC at the time was unaware of the scrivenor’s error designating January 7, 2025 as the outside date. At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from February 7, 2025 to February 7, 2026 (or such earlier date as determined by the Board) (the “Extension Amendment Proposal”).

In addition the firm has engaged Delaware council, to remediate any omissions in connection with the filing of it's charter amendments with the state of Delaware. It is the expectation that all such filings will be properly ratified in accordance with Delaware law they're all actions taken by the Company will be validated

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of at least 3,392,958 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of January 3, 2025, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders approved the Extension Amendment Proposal. The following is a tabulation of the votes with respect to the Extension Amendment Proposal and the approval of the Charter Amendment:

For	Against	Abstain	Broker Non-Votes
4,988,282	0	0	0

In connection with the vote to approve the Extension Amendment Proposal, public stockholders holding 76,516 of the Company’s Class A common stock, par value $0.0001, properly exercised their right to redeem their shares for a cash payment out of the Company’s trust account in connection with the Extension Amendment Proposal.

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2025

Maquia Capital Acquisition Corporation

By:	/s/Jeronimo Peralta
	Name:	Jeronimo Peralta
	Title:	Chief Financial Officer

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